FOR IMMEDIATE RELEASE

Contact:

Jackie You Kazmerzak, Chief Financial Officer
Diguang International Development Co., Ltd.
925-457-1445

Sean Collins, Senior Partner
CCG Investor Relations
310-477-9800, ext. 202

Diguang International Certified by Two Global Consumer Electronics Manufacturers

A Korea-based global leader in LCD displays and a world-class, Japan-based consumer electronics firm.

SHENZHEN, China, February 20, 2006 — Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”), an emerging, China-based leader in the manufacture of CCFL and LED backlights for the LCD display industry, today announced that one of the world’s largest Korean TFT-LCD producers has certified Diguang as its first backlight supplier in mainland China. According to Song Yi, Diguang’s Chief Executive Officer, top-level managers at the Korean company expressed a high level of confidence in Diguang, and indicated they would purchase backlights below 10.4” as a start to the business relationship.

In addition, Diguang was recently certified by a Japanese consumer electronics maker as its first backlight supplier in mainland China. Mr. Song commented, “This global leader in consumer electronics acknowledges that we have emerged as a world-class supplier of backlights with an extraordinary value proposition. They were especially appreciative of our readiness to serve top-tier global customers and were impressed with our capabilities.”

“In 2006, we strengthened our capabilities in R&D, sales and marketing, production and management,” continued Mr. Song. “Those efforts are starting to pay off. Certification by these world-class customers as their very first backlight supplier from mainland China endorses our competitive advantages in the global marketplace. We offer a clear value proposition with high performance-to-price products. Moreover, we have the scale and efficiency to serve top-tier customers. Going forward, we will continue our efforts to gain market share in legacy products that address the needs of smaller LCD displays. In addition, we will expand our newer product line for 15”-19” products, as well as promote our LED backlight solutions for the television market.”

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statements

This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts such as statements that (i) certification by the world-class customers from Japan and Korea as their very first backlight supplier from mainland China endorses our competitive advantages in the global marketplace; (ii) we offer a clear value proposition with high performance-to-price products; moreover, we have the scale and efficiency to serve top-tier customers; (iii) going forward, we will continue our efforts to gain market share in legacy products that address the needs of smaller LCD displays; and (iv) in addition, we will expand our newer product line for 15”-19” products, as well as promote our LED backlight solutions for the television market. Such forward-looking statements are based upon the current plans, estimates and projections of Diguang’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks not included herein, including but not limited to risks outlined in the Company’s periodic filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Diguang does not assume any obligation to update the information contained in this press release.

Company Contact: Jackie You Kazmerzak, CFO Diguang International Development, Ltd. 925-457-1445	Investor Relations Contact: Sean Collins, Sr. Partner CCG Elite 310-477-9800, ext. 202